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                                                                    EXHIBIT 10.9

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                               TRIAD HOLDINGS, LLC

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                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of April 29, 2005

THE INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN THIS LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "LLC") AND CERTAIN INVESTORS, AND THE LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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                                TABLE OF CONTENTS

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                                                                                              PAGE
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ARTICLE I CERTAIN DEFINITIONS.............................................................      1

ARTICLE II ORGANIZATIONAL MATTERS.........................................................     10

2.1      Formation........................................................................     10
2.2      The Certificate, Etc.............................................................     11
2.3      Name.............................................................................     11
2.4      Purpose..........................................................................     11
2.5      Powers of the LLC................................................................     11
2.6      Foreign Qualification............................................................     12
2.7      Principal Office; Registered Office..............................................     12
2.8      Term.............................................................................     13
2.9      No State-Law Partnership.........................................................     13
2.10     No UBTI; Effectively Connected Income............................................     13
2.11     Certification of Units...........................................................     13

ARTICLE III UNITS; CAPITAL ACCOUNTS.......................................................     13

3.1      Unitholders......................................................................     13
3.2      Unitholder Meetings..............................................................     15
3.3      Action of Unitholders by Written Consent or Telephone Conference.................     17
3.4      Issuance of Additional Units and Interests, Preemptive Rights....................     18
3.5      Capital Accounts.................................................................     19
3.6      Negative Capital Accounts........................................................     20
3.7      No Withdrawal....................................................................     20
3.8      Loans From Unitholders...........................................................     20

ARTICLE IV DISTRIBUTIONS; REDEMPTIONS AND ALLOCATIONS.....................................     21

4.1      Distributions....................................................................     21
4.2      Redemption.......................................................................     22
4.3      Allocations Generally............................................................     22
4.4      Special Allocations..............................................................     22
4.5      Tax Allocations..................................................................     24
4.6      Indemnification and Reimbursement for Payments on Behalf of a Unitholder.........     24
4.7      Transfer of Capital Accounts.....................................................     24

ARTICLE V BOARD OF MANAGERS; OFFICERS.....................................................     25

5.1      Management by the Board of Managers..............................................     25
5.2      Composition and Election of the Board of Managers................................     26
5.3      Board Meetings and Actions by Written Consent....................................     29
5.4      Committees; Delegation of Authority and Duties...................................     30
5.5      Officers.........................................................................     31

ARTICLE VI GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS..................................     33

6.1      Limitation of Liability..........................................................     33
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
6.2      Lack of Authority................................................................     33
6.3      No Right of Partition............................................................     33
6.4      Unitholders Right to Act.........................................................     33
6.5      Conflicts of Interest............................................................     33
6.6      Transactions Between the LLC and the Unitholders.................................     35
6.7      Approval Rights..................................................................     35
6.8      Other Covenants..................................................................     38
6.9      Nonsolicitation..................................................................     39

ARTICLE VII EXCULPATION AND INDEMNIFICATION...............................................     40

7.1      Exculpation......................................................................     40
7.2      Right to Indemnification.........................................................     40
7.3      Advance Payment..................................................................     41
7.4      Indemnification of Employees and Agents..........................................     41
7.5      Appearance as a Witness..........................................................     41
7.6      Nonexclusivity of Rights.........................................................     41
7.7      Insurance........................................................................     41
7.8      Savings Clause...................................................................     42

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS.......................................     42

8.1      Records and Accounting...........................................................     42
8.2      Fiscal Year......................................................................     42
8.3      Tax Information..................................................................     42
8.4      Transmission of Communications...................................................     42
8.5      LLC Funds........................................................................     42
8.6      Information Rights...............................................................     43
8.7      Confidentiality..................................................................     44

ARTICLE IX TAXES..........................................................................     44

9.1      Tax Returns......................................................................     44
9.2      Tax Elections....................................................................     45
9.3      Tax Matters Partner..............................................................     45

ARTICLE X TRANSFER OF UNITS...............................................................     45

10.1     Transfers by Unitholders.........................................................     45
10.2     Right of First Offer.............................................................     46
10.3     Tag-Along Rights.................................................................     48
10.4     Sale of the Company..............................................................     48
10.5     Buy/Sell Arrangement.............................................................     49
10.6     Change in Business Form..........................................................     51
10.7     Legends..........................................................................     51
10.8     Effect of Assignment.............................................................     52
10.9     Restriction on Transfer..........................................................     52
10.10    Transfer Fees and Expenses.......................................................     53
10.11    Void Transfers...................................................................     53
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ARTICLE XI WITHDRAWAL AND RESIGNATION OF UNITHOLDERS......................................     53

11.1     Withdrawal and Resignation of Unitholders........................................     53

ARTICLE XII DISSOLUTION AND LIQUIDATION...................................................     53

12.1     Dissolution......................................................................     53
12.2     Liquidation and Termination......................................................     54
12.3     Cancellation of Certificate......................................................     54
12.4     Reasonable Time for Winding Up...................................................     54
12.5     Return of Capital................................................................     55
12.6     Reserves Against Distributions...................................................     55

ARTICLE XIII VALUATION....................................................................     55

13.1     Determination....................................................................     55
13.2     Fair Market Value................................................................     55

ARTICLE XIV GENERAL PROVISIONS............................................................     56

14.1     Amendments.......................................................................     56
14.2     Investor Approval................................................................     56
14.3     Title to LLC Assets..............................................................     56
14.4     Remedies.........................................................................     56
14.5     Successors and Assigns...........................................................     57
14.6     Severability.....................................................................     57
14.7     Opt-in to Article 8 of the Uniform Commercial Code...............................     57
14.8     Notice to Unitholder of Provisions...............................................     57
14.9     Counterparts.....................................................................     57
14.10    Consent to Jurisdiction..........................................................     57
14.11    Descriptive Headings; Interpretation.............................................     57
14.12    Applicable Law...................................................................     58
14.13    Mutual Waiver of Jury Trial......................................................     58
14.14    Addresses and Notices............................................................     58
14.15    Creditors........................................................................     59
14.16    Waiver...........................................................................     59
14.17    Further Action...................................................................     59
14.18    Offset...........................................................................     59
14.19    Entire Agreement.................................................................     59
14.20    Delivery by Facsimile............................................................     59
14.21    Survival.........................................................................     60
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                               TRIAD HOLDINGS, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

            THIS LIMITED LIABILITY COMPANY AGREEMENT, dated as of April 29, 2005, is entered into by and among Triad Holdings, LLC (the "LLC") and the Unitholders.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

      Capitalized terms used but not otherwise defined herein shall have the following meanings:

      "Acquisition Agreement" means the Stock Purchase Agreement, dated as of December 23, 2004, by and among Fairlane Credit LLC, a Delaware limited liability company, Ford Motor Credit Company, a Delaware corporation, the Company and Purchaser, pursuant to which the Purchaser will acquire all of the outstanding stock of Triad Financial Corporation, as amended or modified from time to time in accordance with the terms thereof.

      "Acquisition Closing" means the closing of the transactions contemplated by the Acquisition Agreement.

      "Additional Securities" shall have the meaning set forth in Section 3.4.

      "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

                  (i) reduced for any items described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

                  (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

      "Affiliate" of any particular Person means (i) any other Person controlling, controlled by, or under common control with such particular Person, where "control" means the possession,

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directly or indirectly, of the power to direct the management and policies of a
Person whether through the ownership of voting securities, by contract, or otherwise, and (ii) if such Person is a partnership, any partner thereof.

      "Agreement" means this Limited Liability Company Agreement, as amended or modified from time to time in accordance with the terms hereof.

      "Approved Sale" has the meaning set forth in Section 10.4(a).

      "Authorization Date" has the meaning set forth in Section 10.2(a).

      "Board" means the Board of Managers established pursuant to Section 5.2.

      "Book Value" means, with respect to any LLC property, the LLC's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g); provided that the Book Value of any asset contributed to the LLC shall be equal to the Fair Market Value of the contributed asset on the date of contribution.

      "Buy/Sell Offer Notice" has the meaning set forth in Section 10.5(b).

      "Capital Account" means the capital account maintained for a Unitholder pursuant to Section 3.5.

      "Capital Contributions" means any cash, cash equivalents, promissory obligations, or the Fair Market Value of other property that a Unitholder contributes or is deemed to have contributed to the LLC with respect to any Unit pursuant to Sections 3.1 or 3.4.

      "Cause" has the meaning ascribed to such term in the Management Agreement.

      "Certificate" means the LLC's Certificate of Formation as filed with the Secretary of State of Delaware.

      "Class A Preferred Unit" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class A Preferred Units in this Agreement.

      "Class A Unpaid Yield" of any Class A Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Yield accrued on such Class A Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the LLC that constitute payment of Class A Yield on such Class A Preferred Unit.

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      "Class A Unreturned Capital" of any Class A Preferred Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Class A Preferred Unit reduced by all Distributions made by the LLC that constitute a return of Class A Unreturned Capital under Section 4.1(a)(ii).

      "Class A Yield" means, with respect to each Class A Preferred Unit, the amount accruing on such Class A Preferred Unit on a daily basis, at the rate of 6% per annum, compounded on the last day of each calendar year, on (a) the Class A Unreturned Capital of such Class A Preferred Unit plus (b) as the case may be, the Class A Unpaid Yield thereon for all prior annual periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class A Yield with respect to such Class A Preferred Unit for the portion of the annual period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.

      "Code" means the United States Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

      "Common Unit" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Common Units in this Agreement.

      "Company" means Triad Holdings Inc., a Delaware corporation.

      "Confidential Information" has the meaning set forth in Section 8.7.

      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. L. Section. 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

      "Distribution" means each distribution made by the LLC to a Unitholder, whether in cash, property or securities of the LLC and whether by liquidating distribution, redemption, repurchase, or otherwise; provided that any recapitalization or exchange or conversion of securities of the LLC, redemption of securities of the LLC pursuant to the Management Agreement and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be deemed a Distribution.

      "electronic transmission" means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

      "Equity Securities" means (i) Units or other equity interests in the LLC or a corporate successor (including other classes or groups thereof having such relative rights, powers, and duties as may from time to time be established by the Board, including rights, powers, and/or

                                     - 3 -
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duties senior to existing classes and groups of Units and other equity interests in the LLC), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other equity interests in the LLC or a corporate successor, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other equity interests in the LLC or a corporate successor.

      "Executive Agreement" means any Executive Agreement entered into from time to time among the LLC, the Company (or any other Subsidiaries of the LLC) and the Company's chief executive officer, as the same may be amended from time to time pursuant to the terms thereof.

      "Family Group" means a Unitholder's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Unitholder or such Unitholder's spouse and/or descendants that is and remains solely for the benefit of such Unitholder and/or such Unitholder's spouse and/or descendants and any retirement plan for such Unitholder.

      "Fair Market Value" means, with respect to any asset or equity interest, its fair market value determined according to Sections 13.1 and 13.2.

      "Fiscal Quarter" means each calendar quarter ending March 31, June 30, September 30, and December 31.

      "Fiscal Year" means the LLC's annual accounting period established pursuant to Section 8.2.

      "Ford Transferee" means (i) the spouse or descendants of Mr. Gerald J. Ford, (ii) a trust, the primary beneficiaries of which are one or more Persons named in clause (i) of this definition, (iii) any corporation in which each class of stock is at least ninety percent (90%) owned by one or more Persons described in clause (i) or (ii) of this definition or Gerald J. Ford, (iv) a partnership in which each class of partnership interests is at least ninety percent (90%) owned by one or more Persons described in clause (i), (ii) or
(iii) of this definition or Gerald J. Ford, (v) a limited liability company in which each class of membership interests is at least ninety percent (90%) owned by one or more Persons described in clause (i), (ii) or (iii) of this definition or Gerald J. Ford, or (vi) any of Gerald J. Ford, J. Randy Staff, Carl B. Webb or Donald J. Edwards or any members of their respective Family Groups.

      "Goldman" means GS Capital Partners 2000, L.P., a Delaware limited partnership, GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership, GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership, Goldman Sachs Direct Investment Fund 2000, L.P., a Delaware limited partnership, GS Capital Partners 2000 GmbH & Co. Beteilgungs KG, a German limited partnership, and MTGLQ Investors, L.P., a Delaware limited partnership.

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      "Goldman Common Units" has the meaning set forth in Section 5.2(a)(i).

      "Goldman Managers" has the meaning set forth in Section 5.2(a)(i).

      "Governmental Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

      "GTCR" means (i) GTCR LLC, and (ii) any investment fund managed by GTCR LLC or GTCR Golder Rauner II, L.L.C. that purchases Units pursuant to the Unit Purchase Agreement.

      "GTCR Common Units" has the meaning set forth in Section 5.2(a)(ii).

      "GTCR LLC" means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

      "GTCR Managers" has the meaning set forth in Section 5.2(a)(ii).

      "HFI Term Loan" means the note issued by Triad Financial Corporation to Ford Motor Credit Company on the Initial Closing Date in the initial aggregate principal amount of approximately $114.1 million and the HFI Note and Security Agreement between Triad Financial Corporation and Ford Motor Credit Company dated as of the Initial Closing Date referenced in such note, each as amended or modified from time to time in accordance with the terms thereof.

      "HGF" means Hunter's Glen/Ford Ltd., a Texas limited partnership.

      "HGF Buy Option" has the meaning set forth in Section 10.5(c).

      "HGF Common Units" has the meaning set forth in Section 5.2(a)(iii).

      "HGF Managers" has the meaning set forth in Section 5.2(a)(iii).

      "HGF Sell Option" has the meaning set forth in Section 10.5(c).

      "High Yield Debt" means the $150 million aggregate principal amount of 11.125% Senior Notes due 2013 originally issued under the indenture dated as of the Initial Closing Date, among the Purchaser, as issuer, and JPMorgan Chase Bank, N.A., as trustee, as amended or modified from time to time in accordance with the terms thereof.

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      "HSR Act" has the meaning set forth in Section 6.8(e).

      "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), and
(iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit).

      "Initial Closing Date" means April 29, 2005.

      "Investments" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

      "Investor Members" means Goldman, GTCR, HGF and their respective Affiliates, collectively.

      "Liens" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the LLC, any Subsidiary or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the LLC, any Subsidiary or any Affiliate under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

      "LLC" means Triad Holdings, LLC, a Delaware limited liability company.

      "Losses" means items of LLC loss and deduction determined according to
Section 3.5(b).

      "Management Agreement" means the Management Agreement, dated as of the date hereof, by and among the LLC, the Company, Triad Financial Corporation and HGF, as the same may be amended from time to time pursuant to the terms thereof.

      "Manager" means a current manager on the Board, who, for purposes of the Delaware Act, will be deemed a "manager" (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

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      "Minimum Gain" means the partnership minimum gain determined pursuant to
Treasury Regulation Section 1.704-2(d).

      "Non-HGF Investors" has the meaning set forth in Section 10.5(b).

      "Offer Notice" has the meaning set forth in Section 10.2(a).

      "Officers" means each person designated as an officer of the LLC to whom authority and duties have been delegated pursuant to Section 5.5, subject to any resolution of the Board appointing such person as an officer or relating to such appointment.

      "Permitted Transferee" means (i) with respect to any Unitholder who is a natural person, a member of such Unitholder's Family Group, (ii) with respect to any Unitholder which is an entity, any of such Unitholder's Affiliates, and
(iii) with respect to HGF only, a Ford Transferee.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

      "Proceeding" has the meaning set forth in Section 7.2.

      "Profits" means items of LLC income and gain determined according to
Section 3.5(b).

      "Public Offering" means any sale of the common equity securities of the LLC (or a successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission; provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities as consideration for a merger or acquisition, and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees of the LLC or its Subsidiaries as part of an incentive or compensation plan.

      "Public Sale" means any sale of Equity Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering).

      "Purchaser" means Triad Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company.

      "Qualified IPO" means an underwritten initial Public Offering of the common stock of a corporate successor to the LLC or a Subsidiary of the LLC (including, without limitation, the Company) with gross proceeds of at least $50.0 million in a firm commitment underwriting.

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      "Regulatory Allocations" has the meaning set forth in Section 4.4(e).

      "Required Interest" means a majority of the Common Units.

      "Residual Facilities" means, collectively, (i) the Master Residual Loan Agreement between Triad Financial Residual Special Purpose LLC, Goldman Sachs Mortgage Company and JP Morgan Chase Bank, N.A. dated as of the Initial Closing Date and (ii) the Master Residual Loan Agreement between Triad Financial Residual Special Purpose LLC and Citigroup Global Markets Realty Corp. and JP Morgan Chase Bank, N.A. dated as of the Initial Closing Date, each as amended or modified from time to time in accordance with the terms thereof.

      "Restricted Securities" means (i) the Securities issued pursuant to the Unit Purchase Agreement and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 10.7(b) have been delivered by the LLC in accordance with Section 6.8(c)(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the LLC, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
Section 10.7(b).

      "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than any of the Investor Members) in the aggregate acquire(s) (i) equity securities of the LLC or the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the LLC's board of managers or a majority of the Company's board of directors (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the LLC's or the Company's assets determined on a consolidated basis, but excluding sales of motor vehicle installment sales contracts and installment loans in the ordinary course of the Company's business; provided that a Public Offering shall not constitute a Sale of the Company.

      "Securities" means notes, stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, partnership interests, beneficial interests in trusts, collateral-trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for securities, certificates of equity interests, notional principal contracts and certificates of interest or participation in, temporary or interim certificates for, receipts for or warrants or rights or options to subscribe to or purchase or sell any of the foregoing, and any other items commonly referred to as securities.

      "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

      "Selling Unitholder" has the meaning set forth in Section 10.2(a).

      "Stockholders Agreement" means the Stockholders Agreement, dated as of April 29, 2005, by and among the LLC and certain other Persons, as amended or modified from time to time in accordance with the terms thereof.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the LLC.

      "Tag-Along Notice" has the meaning set forth in Section 10.3(a).

      "Tag-Along Unitholders" has the meaning set forth in Section 10.3(a).

      "Tax Distribution" has the meaning set forth in Section 4.1(b).

      "Tax Matters Partner" has the meaning set forth in Section 9.3.

      "Taxable Year" means the LLC's Fiscal Year unless the Board determines otherwise in compliance with applicable laws.

      "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates, and other documents to be entered into or delivered by any Unitholder in connection with the transactions contemplated to be consummated pursuant to this Agreement, the Unit

Purchase Agreement, the Acquisition Agreement, and any side agreements related to the foregoing.

      "Transfer" means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including, without limitation, by operation of law) or the acts thereof, but explicitly excluding conversions or exchanges of one class of Unit to or for another class of Unit. The terms "Transferee," "Transferred," and other forms of the word "Transfer" shall have correlative meanings.

      "Transferring Unitholders" has the meaning set forth in Section 10.3(a).

      "Treasury Regulations" means the income tax regulations promulgated under the Code and in effect from time to time.

      "Triggering Event" has the meaning set forth in Section 10.5(a).

      "Units" means Class A Preferred Units and Common Units.

      "Unitholder" means any owner of one or more Units as reflected on the LLC's books and records.

      "Unit Purchase Agreement" means that certain Unit Purchase Agreement, dated as of April 29, 2005 among the Investor Members and the LLC.

      "Warehouse Facilities" means, collectively, (i) the Warehouse Lending Agreement among Triad Financial Corporation, as originator and servicer, Triad Financial Warehouse Special Purpose LLC, as borrower, and Goldman Sachs Mortgage Company, as lender, dated as of the Initial Closing Date and (ii) the Warehouse Lending Agreement among Triad Financial Corporation, as originator and servicer, Triad Financial Warehouse Special Purpose LLC, as borrower, and Citigroup Global Markets Realty Corp., as lender, dated as of the Initial Closing Date, each as amended or modified from time to time in accordance with the terms thereof.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

            2.1 Formation. The LLC has been organized as a Delaware limited liability company by the filing with the Secretary of State of the State of Delaware of the Certificate under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement.

            2.2 The Certificate, Etc. The Certificate was filed with the Secretary of State of the State of Delaware on December 21, 2004. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the LLC may own property or conduct business.

            2.3 Name. The name of the LLC shall be "Triad Holdings, LLC." The Board in its sole discretion may change the name of the LLC at any time and from time to time. Notification of any such change shall be given to all Unitholders. The LLC's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

            2.4 Purpose. The purpose and business of the LLC shall be to engage in any lawful act or activity which may be conducted by a limited liability company formed pursuant to the Delaware Act and engaging in all activities necessary or incidental to the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the LLC to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

            2.5 Powers of the LLC. Subject to the provisions of this Agreement and the agreements contemplated hereby, the LLC shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in
Section 2.4, including the power:

            (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the LLC;

            (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the LLC;

            (c) to enter into, perform and carry out contracts of any kind, including contracts with any Unitholder or any Affiliate thereof, or any agent of the LLC necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the LLC;

            (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a Unitholder or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

            (e) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

            (f) to sue and be sued, complain and defend, and participate in administrative or other proceedings in its name;

            (g) to appoint employees and agents of the LLC and define their duties and fix their compensation;

            (h) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

            (i) to cease its activities and cancel its Certificate;

            (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

            (k) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the LLC or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the LLC;

            (l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the LLC or to hold such proceeds against the payment of contingent liabilities; and

            (m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the LLC.

            2.6 Foreign Qualification. Prior to the LLC's conducting business in any jurisdiction other than Delaware, the Board shall cause the LLC to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the LLC as a foreign limited liability company in that jurisdiction. At the request of the Board or any Officer, each Unitholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the LLC as a foreign limited liability company in all such jurisdictions in which the LLC may conduct business.

            2.7 Principal Office; Registered Office. The principal office of the LLC shall be located at 200 Crescent Court, Suite 1350, Dallas, Texas 75201, or at such other place as the Board may from time to time designate, and all business and activities of the LLC shall be deemed to have occurred at its principal office. The LLC may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The registered office of the LLC required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the LLC) as the Board may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

            2.8 Term. The term of the LLC commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of
Article XIII.

            2.9 No State-Law Partnership. The Unitholders intend that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement (except for tax purposes as set forth in the next succeeding sentence of this Section 2.9), and neither this Agreement nor any other document entered into by the LLC or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders currently intend that the LLC shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

            2.10 No UBTI; Effectively Connected Income. The LLC shall not engage in any transaction which is reasonably likely to cause the Investor Members or any of their respective limited partners which are exempt from income taxation under Section 501(a) of the Code to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the Code. The LLC will use reasonable best efforts not to engage in, or invest in any Person that is treated as a flow-through entity for U.S. federal income tax purposes that engages in, (a) any "commercial activity" as defined in Section 892(a)(2)(i) of the Code or (b) transactions which will cause the LLC to incur income that is effectively connected with a "trade or business within the United States" as defined in Section 864(b) of the Code.

            2.11 Certification of Units. The LLC may in its discretion issue certificates to the Unitholders representing the Units held by each Unitholder.

                                  ARTICLE III

                             UNITS; CAPITAL ACCOUNTS

            3.1 Unitholders.

            (a) General. Each Person named on Schedule A attached hereto has made Capital Contributions to the LLC as set forth on Schedule A in exchange for the Units specified thereon, and each Unitholder's initial Capital Account established pursuant to such Capital Contributions is set forth on Schedule A. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. The LLC and each Unitholder shall file all tax returns, including any schedules thereto, in a manner consistent with such initial Capital Accounts. Each Person listed on Schedule A upon (i) his, her or its execution of this Agreement or a counterpart thereto and (ii) receipt (or deemed receipt) by the LLC of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the LLC as a Unitholder of the LLC. Each Unitholder's interest in the LLC, including such Unitholder's interest in Profits, Losses and Distributions of the LLC and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Unitholder. The ownership of Units shall entitle each Unitholder to allocations of Profits and Losses and other items and distributions of cash and other property as set forth in Article IV hereof. The Board may in its discretion issue certificates to the Unitholders representing the Units held by each Unitholder.

            (b) Representations and Warranties of Unitholders. Each Unitholder hereby represents and warrants to the LLC and acknowledges that: (i) such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto; (ii) such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the LLC and has had answered to such Unitholder's satisfaction any and all questions regarding such information; (iii) such Unitholder is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time; (iv) such Unitholder is acquiring interests in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (v) the interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (vi) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound; (vii) the determination of such Unitholder to purchase interests in the LLC has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase, which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder; (viii) the interests in the LLC were not offered to such Unitholder by means of general solicitation or general advertising; and (ix) this Agreement is valid, binding and enforceable against such Unitholder in accordance with its terms.

            (c) No Liability of Unitholders.

                  (i) No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Unitholder shall have any personal liability whatsoever in such Unitholder's capacity as a Unitholder, whether to the LLC, to any of the other Unitholders, to the creditors of the LLC or to any other third party, for the debts, liabilities, commitments or any other obligations of the LLC or for any losses of the LLC. Each Unitholder shall be liable only to make such Unitholder's Capital Contribution to the LLC and the other payments provided expressly herein.

                  (ii) Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a Unitholder of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Unitholder. It is the intent of the Unitholders that no distribution to any Unitholder pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the Delaware Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of any other Unitholder.

            3.2 Unitholder Meetings.

            (a) Voting of Unitholders. A quorum shall be present at a meeting of Unitholders if the Unitholders holding the Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of all Unitholders entitled to vote is required by the Delaware Act or by this Agreement, the affirmative vote of the Unitholders holding the Required Interest at a meeting of Unitholders at which a quorum is present shall be the act of the Unitholders.

            (b) Place. All meetings of the Unitholders shall be held at the principal place of business of the LLC or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Unitholders may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 3.3(d).

            (c) Adjournment. Notwithstanding the other provisions of the Certificate or this Agreement, the chairman of the meeting or the Unitholders holding the Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Unitholders, such time and place shall be determined by a vote of the Unitholders holding the Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

            (d) Annual Meeting. An annual meeting of the Unitholders, for the transaction of such business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be within 18 months subsequent to the date of organization of the LLC or the last annual meeting of Unitholders, whichever most recently occurred.

            (e) Special Meetings. Special meetings of the Unitholders for any proper purpose or purposes may be called at any time by the Board or the Unitholders holding the Required Interest. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Unitholders entitled to call a special meeting is the date any Unitholder first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Unitholders.

            (f) Notice. A written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than one or more than 30 days before the date of the meeting, either personally or by mail, facsimile or electronic transmission, by or at the direction of the Board or the Unitholders calling the meeting to each Unitholder. If mailed, any such notice shall be deemed to be delivered two business days after it is deposited in the United States mail, addressed to the Unitholder at its address provided for in the LLC's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            (g) Record Date. The date on which notice of a meeting of Unitholders is mailed or the date on which the resolution of the Board declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Unitholders entitled to notice of or to vote at such meeting (including any adjournment thereof) or the Unitholders entitled to receive such distribution.

            (h) Required Interest. Except as otherwise expressly provided for in this Agreement, all matters to be voted on pursuant to this Agreement shall require the vote of Unitholders holding the Required Interest, which vote shall only be valid and binding if a notice of the meeting at which such vote is taken is given to all Unitholders in accordance with Section 3.2(f).

            (i) Proxies. A Unitholder may vote either in person or by proxy executed in writing by the Unitholder. Any such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. A consent transmitted by electronic transmission by a Unitholder or by a person or persons authorized to act for a Unitholder shall be deemed to be written and signed for purposes of this Agreement. A photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unitholder shall be treated as an execution in writing for purposes of this Section 3.2(i). Proxies for use at any meeting of Unitholders or in connection with the taking of any action by written consent pursuant to Section 3.3 shall be filed with the Secretary of the LLC, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the LLC, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the LLC shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

            (j) Conduct of Unitholder Meetings. All meetings of the Unitholders shall be presided over by the chairman of the meeting, who shall be one of the Chairman or Vice Chairman (or a representative thereof). The chairman of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

            (k) Voting Rights. The holders of the Common Units shall be entitled to notice of all Unitholder meetings in accordance with this Agreement, and except as otherwise required by law, the holders of the Common Units shall be entitled to vote on all matters submitted to the Unitholders for a vote with each Common Unit entitled to one vote. Except as otherwise required by this Agreement or by law, the holders of Class A Preferred Units shall not be entitled to a vote on matters submitted to the Unitholders for a vote.

            3.3 Action of Unitholders by Written Consent or Telephone
Conference.

            (a) Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of Unitholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Unitholder or Unitholders holding not less than the minimum percentages of Units that would be necessary to take such action at a meeting at which all Unitholders entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Unitholder who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the LLC in the manner required by this Section 3.3(a), a consent or consents signed by the Unitholder or Unitholders holding not less than the minimum Units that would be necessary to take the action that is the subject of the consent are delivered to the LLC by delivery to its registered office, its principal place of business or the chief executive officer. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the LLC's principal place of business shall be addressed to the chief executive officer. An electronic transmission by a Unitholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Unitholder, shall be regarded as signed by the Unitholder for purposes of this Section 3.3(a). Prompt notice of the taking of any action by Unitholders without a meeting by less than unanimous written consent shall be given to those Unitholders who did not consent in writing to the action.

            (b) Record Date for Written Consent in Lieu of Meeting. The record date for determining Unitholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the LLC by delivery to its registered office, its principal place of business, or the chief executive officer. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the LLC's principal place of business shall be addressed to the chief executive officer.

            (c) Filings. If any action by Unitholders is taken by written consent, any certificate or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Delaware Act concerning any vote of Unitholders, that written consent has been given in accordance with the provisions of the Delaware Act and that any written notice required by the Delaware Act has been given.

            (d) Telephone Conference. Unitholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            3.4 Issuance of Additional Units and Interests, Preemptive Rights.

            (a) Additional Securities. Subject to compliance with the provisions of this Agreement, the Board shall have the right to cause the LLC to issue or sell to any Person (including Unitholders and Affiliates) any of the following (which for purposes of this Agreement shall be "Additional Securities"): (i) additional Units or other interests in the LLC (including other classes or series thereof having different rights), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other interests in the LLC, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other interests in the LLC. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such Additional Securities, including the number and designation of such Additional Securities, the preference (with respect to distributions, liquidations, or otherwise) over any other Units and any required contributions in connection therewith. Any Person who acquires Units will be admitted to the LLC as a Unitholder pursuant to the terms of this Agreement. If any Person acquires additional Units or other interests in the LLC, Schedule A shall be amended to reflect such issuance or transfer, as the case may be.

            (b) Preemptive Rights.

                  (i) If the LLC authorizes the issuance or sale of any Units or other Equity Securities (other than as a dividend or distribution on the outstanding Units or an issuance upon consummation of a Sale of the Company or a Public Offering), the LLC shall first offer to sell to each holder of Units who is an "accredited investor" as defined in Rule 501(e) under the Securities Act, a portion of such securities equal to the quotient determined by dividing (1) the number of Common Units held by such holder by (2) the number of Common Units then issued and outstanding. Each holder of Units shall be entitled to purchase such Units or Equity

Securities at the most favorable price and on the most favorable terms as such units or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such Units or Equity Securities are required to also purchase other Securities of the LLC, the holders of Units exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of Securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all Securities offered to the holders of the Units shall be payable in cash (or such other consideration as was proposed by the LLC initially).

                  (ii) In order to exercise its purchase rights hereunder, a holder of Units must within 15 days after receipt of written notice from the LLC describing in reasonable detail the Securities being offered, the purchase price thereof, the payment terms and such holder's ratable share deliver a written notice to the LLC describing its election as to (A) whether and to what extent such holder desires to purchase its ratable share and (B) if such holder elects to purchase its full ratable share, whether and to what extent such holder desires to purchase an additional amount of the securities being offered if all of the securities offered to the Unitholders are not fully subscribed.

                  (iii) Upon the expiration of the offering period described above, the LLC shall be entitled to sell such Securities which the holders of Common Units have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any such Securities offered or sold by the LLC after such 90-day period must be reoffered to the holders of Common Units pursuant to the terms of this Section 3.4(b).

                  (iv) The rights of the holders of Common Units under this
Section 3.4(b) shall terminate immediately prior to the consummation of a Sale of the Company or a Qualified IPO.

            3.5 Capital Accounts.

            (a) The LLC shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the LLC may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulation
Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of LLC property. Without limiting the foregoing, each Unitholder's Capital Account shall be adjusted:

                  (i) by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

                  (ii) by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the LLC of Units;

                  (iii) by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

                  (iv) by deducting any distributions paid in cash or other assets to such Unitholder by the LLC.

            (b) For purposes of computing the amount of any item of LLC income, gain, loss, or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that:

                  (i) The computation of all items of income, gain, loss, and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                  (ii) If the Book Value of any LLC property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                  (iii) Items of income, gain, loss, or deduction attributable to the disposition of LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                  (iv) Items of depreciation, amortization, and other cost recovery deductions with respect to LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                  (v) To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

            3.6 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the LLC any deficit or negative balance which may exist from time to time in such Unitholder's Capital Account (including upon and after dissolution of the LLC).

            3.7 No Withdrawal. No Person shall be entitled to withdraw any part of such Person's Capital Contributions or Capital Account or to receive any Distribution from the LLC, except as expressly provided herein or in the other agreements referred to herein.

            3.8 Loans From Unitholders. Loans by Unitholders to the LLC shall not be considered Capital Contributions. If any Unitholder shall loan funds to the LLC, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the LLC to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

                                   ARTICLE IV

                           DISTRIBUTIONS; REDEMPTIONS
                                 AND ALLOCATIONS

            4.1 Distributions.

            (a) Distributions Generally. Except as otherwise set forth in this
Section 4.1, and subject to the provisions of Section 6.7 of this Agreement and
Section 18-607 of the Delaware Act, the Board may in its sole discretion make Distributions at any time or from time to time. All Distributions shall be made only in the following order and priority:

                  (i) First, to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Unpaid Yield (in the proportion that each Unitholder's share of Class A Unpaid Yield bears to the aggregate Class A Unpaid Yield) until each such Unitholder has received Distributions in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Class A Unpaid Yield on such Unitholder's outstanding Class A Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to Sections 4.1(a)(ii) or (iii) below until the entire amount of the Class A Unpaid Yield on the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full; provided that no Distribution shall be made pursuant to this Section 4.1(a)(i) to the extent such Distribution, when combined with all previous Distributions made pursuant to this Section 4.1(a)(i), would exceed the aggregate amount of net Profits of the LLC since the date of issuance of such Class A Preferred Units.

                  (ii) Second, to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Unreturned Capital with respect to such Units (in the proportion that each Unitholder's share of Class A Unreturned Capital with respect to such Class A Preferred Units bears to the aggregate amount of Class A Unreturned Capital with respect to all Class A Preferred Units) until each such Unitholder has received Distributions in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Class A Unreturned Capital with respect to such Unitholder's Class A Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to Section 4.1(a)(iii) below until the entire amount of Class A Unreturned Capital with respect to the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full.

                  (iii) Third, all remaining amounts shall be distributed to the Unitholders holding Common Units, pro-rata according to such holders' ownership of Common Units immediately prior to such Distribution.

            (b) Tax Distributions. Notwithstanding any other provision herein to the contrary, so long as the LLC is treated as a partnership for federal and state income tax purposes, the LLC shall use its best efforts to distribute within 15 days after the end of each Fiscal Quarter of the LLC, to the extent that funds are legally available therefor and would not impair the liquidity of the LLC with respect to working capital, capital expenditures, debt service, reserves, or otherwise and would not be prohibited under any credit facility to which the LLC or any Subsidiary is a party, an amount of cash (a "Tax Distribution") which in the good faith judgment of the Board equals the excess, if any, of (i) the product of (x) the amount of taxable income allocable to the Unitholders in respect of the period beginning on the date hereof and ending at the close of such Fiscal Quarter, multiplied by (y) the combined maximum federal, state, and local income tax rate to be applied with respect to such taxable income (calculated by using the highest maximum combined marginal federal, state, and local income tax rates to which any Unitholder may be subject and taking into account the deductibility of state income tax for federal income tax purposes) for such period (making an appropriate adjustment for any rate changes that take place during such period) over (ii) all prior distributions made pursuant to this subsection (b) and subsection (a) above. All Tax Distributions shall be treated as an advance of Distributions for purposes of Section 4.1(a).

            (c) Persons Receiving Distributions. Each Distribution shall be made to the Persons shown on the LLC's books and records as Unitholders as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under Section 4.1.

            4.2 Redemption. At any time on or after the tenth anniversary of the date of the Acquisition Closing, any Unitholder may request redemption of all of their Class A Preferred Units by delivering written notice of such request to the LLC. Within five days after receipt of such request, the LLC shall give written notice of such request to all other holders of Class A Preferred Units, and such other holders may request redemption of their Class A Preferred Units by delivering written notice to the LLC within ten days after receipt of the LLC's notice. The LLC shall be required to redeem all Class A Preferred Units with respect to which such redemption requests have been made at a price per Class A Preferred Unit equal to the sum of the Class A Unpaid Yield plus the Class A Unreturned Capital with respect to such Unit within 20 days after receipt of the initial redemption request.

            4.3 Allocations Generally. Except as otherwise provided in Section 4.4, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner that, as of the end of such Fiscal Year, the sum of
(i) the Capital Account of each Unitholder, (ii) such Unitholder's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Unitholder's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts that would be distributed to them, determined as if the LLC were to (i) liquidate the assets of the LLC for an amount equal to their Book Value, and (ii) distribute the proceeds of liquidation pursuant to Section 12.2.

            4.4 Special Allocations.

            (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(i)(4). This Section 4.4(a) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

            (b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each Unitholder ratably among such Unitholders based upon the number of outstanding Units held by each such Unitholder immediately prior to such allocation. If there is a net decrease in Minimum Gain during any Fiscal Year, each Unitholder shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f). This Section 4.4(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

            (c) If any Unitholder that unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.4(a) and 4.4(b) but before the application of any other provision of this
Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.4(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

            (d) Profits and Losses shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k), and (m).

            (e) The allocations set forth in Sections 4.4(a)-(d) (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the LLC or make LLC distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction, and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction, and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero.

            4.5 Tax Allocations.

            (a) Except as provided in Sections 4.5(b), (c) and (d), the income, gains, losses, deductions, and credits of the LLC will be allocated, for federal, state, and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions, and credits among the Unitholders for computing their Capital Accounts; except that, if any such allocation is not permitted by the Code or other applicable law, then the LLC's subsequent income, gains, losses, deductions, and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

            (b) Items of LLC taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its Book Value.

            (c) If the Book Value of any LLC asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

            (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

            (e) Allocations pursuant to this Section 4.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or Unit of Profits, Losses, Distributions, or other LLC items pursuant to any provision of this Agreement.

            4.6 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the LLC is required by law to make any payment that is specifically attributable to a Unitholder or a Unitholder's status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify the LLC in full for the entire amount paid (including interest, penalties and related expenses). The LLC may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law).

            4.7 Transfer of Capital Accounts. If a Unitholder transfers an interest in the LLC to a new or existing Unitholder, the transferee Unitholder shall succeed to that portion of the transferor's Capital Account that is attributable to the transferred interest. Any reference in this Agreement to a Capital Contribution of, or Distribution to, a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the interest of such former Unitholder transferred to such Unitholder.

                                   ARTICLE V

                           BOARD OF MANAGERS; OFFICERS

            5.1 Management by the Board of Managers.

            (a) No Management by Unitholders. The Unitholders shall not manage and control the business and affairs of the LLC, except for situations in which the approval of Unitholders is required by this Agreement or by non-waivable provisions of applicable law.

            (b) Authority of Board of Managers.

                  (i) Except for situations in which the approval of the Unitholders is otherwise required (including pursuant to Section 6.7), (x) the powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, the Board and (y) the Board may make all decisions and take all actions for the LLC not otherwise provided for in this Agreement, including the following:

                        (A) entering into, making and performing contracts, agreements and other undertakings binding the LLC that may be necessary, appropriate or advisable in furtherance of the purposes of the LLC and making all decisions and waivers thereunder;

                        (B) maintaining the assets of the LLC in good order;

                        (C) collecting sums due the LLC;

                        (D) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                        (E) to the extent that funds of the LLC are available therefor, paying debts and obligations of the LLC;

                        (F) acquiring, utilizing for LLC purposes and disposing of any asset of the LLC;

                        (G) hiring and employing executives, Officers, supervisors and other personnel;

                        (H) selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

                        (I) entering into guaranties on behalf of the LLC's Subsidiaries;

                        (J) obtaining insurance for the LLC;

                        (K) determining distributions of cash and other property of the LLC as provided in Article IV;

                        (L) establishing reserves for commitments and obligations (contingent or otherwise) of the LLC; and

                        (M) establishing a seal for the LLC.

In any event, the LLC shall not, without specific Board approval pursuant to clause (A) of Section 5.1(b)(ii), enter into, or permit any Subsidiary to enter into, any agreement or arrangement that provide for payments to or from the Company or any Subsidiary in excess of $35,000,000 (other than securitization transactions in the ordinary course of business).

                  (ii) The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 5.3, (B) by delegating power and authority to committees pursuant to Section 5.4, and (C) by delegating power and authority to any Officer pursuant to Section 5.5(a).

                  (iii) Each Unitholder acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote all of his business time to the affairs of the LLC, and that he and his Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures.

            (c) Officers. The management of the business and affairs of the LLC by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board.

            5.2 Composition and Election of the Board of Managers.

            (a) Number and Designation. The number of Managers on the Board shall be initially established at ten (10), and thereafter adjusted to conform with the aggregate number of Managers available for designation in accordance with this Section 5.2(a) below. The Board shall be comprised of the following persons:

                  (i) three (3) representatives designated by Goldman, who initially shall be Peter C. Aberg, Lance N. West and Stuart A. Katz, so long as Goldman and its Affiliates continue to hold at least 50% of the Common Units purchased by Goldman and its Affiliates under the Unit Purchase Agreement (the "Goldman Common Units"), and thereafter, two (2) representatives designated by Goldman so long as Goldman and its Affiliates continue to hold at least 25% of the Goldman Common Units, and thereafter, one (1) representative designated by Goldman so long as Goldman and its Affiliates hold at least one (1) Goldman Common Unit (collectively, the "Goldman Managers"); provided that so long as GS Capital Partners 2000, L.P.

continues to hold at least one (1) Goldman Common Unit, at least one Goldman Manager shall be designated exclusively by GS Capital Partners 2000, L.P.; provided further that if Goldman and its Affiliates continue to hold at least 50% of the Goldman Common Units and GTCR and its Affiliates no longer hold any GTCR Common Units, then Goldman shall have the right to designate one (1) additional representative (for a total of four (4) representatives) so long as Goldman and its Affiliates continue to hold at least 50% of the Goldman Common Units;

                  (ii) three (3) representatives designated by GTCR (provided that at least one such representative shall be designated by GTCR Fund VIII, and at least one by GTCR Fund VIII/B), which representatives initially shall be Philip A. Canfield, David A. Donnini and David I. Trujillo, so long as GTCR and its Affiliates continue to hold at least 50% of the Common Units purchased by GTCR and its Affiliates under the Unit Purchase Agreement (the "GTCR Common Units"), and thereafter, two (2) representatives designated by GTCR (provided that at least one such representative shall be designated by GTCR Fund VIII, and at least one by GTCR Fund VIII/B) so long as GTCR and its Affiliates continue to hold at least 25% of the GTCR Common Units, and thereafter, one (1) representative designated by GTCR so long as GTCR and its Affiliates hold at least one (1) GTCR Common Unit (collectively, the "GTCR Managers"); provided that if GTCR and its Affiliates continue to hold at least 50% of the GTCR Common Units and Goldman and its Affiliates no longer hold any Goldman Common Units, then GTCR shall have the right to designate one (1) additional representative (for a total of four (4) representatives) so long as GTCR and its Affiliates continue to hold at least 50% of the GTCR Common Units;

                  (iii) three (3) representatives designated by HGF, who initially shall be Donald J. Edwards, J. Randy Staff and Carl B. Webb, so long as HGF and its Affiliates continue to hold at least 50% of the Common Units purchased by HGF and its Affiliates under the Unit Purchase Agreement (the "HGF Common Units"), and thereafter, two (2) representatives designated by HGF so long as HGF and its Affiliates continue to hold at least 25% of the HGF Common Units, and thereafter, one (1) representative designated by HGF so long as HGF and its Affiliates hold at least one (1) HGF Common Unit (collectively, the "HGF Managers"); and

                  (iv) the LLC's chief executive officer, who shall initially be Gerald J. Ford.

If any of Investor Member becomes ineligible to designate a representative to fill a Manager position pursuant to the terms of Sections 5.2(a)(i) through
(iii) above, such Manager position shall remain vacant and such Investor Member shall promptly identify its designee(s) who, as a result, will be automatically removed from the Board.

            (b) Term. Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of Delaware. A person shall become a member of the Board effective upon receipt by the LLC at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such person's designation from the person or persons entitled to designate such manager pursuant to Section

5.2(a) above. A member of the Board may resign as such by delivering his, her or its written resignation to the LLC at the LLC's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

            (c) Removal. The removal from the Board or any of its committees (with or without cause) of any Goldman Manager, GTCR Manager or HGF Manager shall become effective upon (and only upon) the written request of the respective Investor Member entitled to designate such Manager to serve on such Board or committee.

            (d) Vacancies. In the event that any designee under Section 5.2(a) for any reason ceases to serve as a member of the Board (other than as the result of a Investor Member becoming ineligible to designate one or more representatives to the Board pursuant to the terms of Section 5.2(a)), (i) the resulting vacancy on the Board shall be filled by a Person designated by the respective Investor Member originally entitled to designate such Manager pursuant to Section 5.2(a) above (provided that, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this Section 5.2, such vacant managership shall remain vacant until such managership is filled pursuant to this Section 5.2(d)), and (ii) such designee shall be removed promptly after such time from each committee of the Board.

            (e) Reimbursement. The LLC shall pay all reimbursable out-of-pocket costs and expenses incurred by each member of the Board incurred in the course of their service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors of each of the LLC's Subsidiaries and/or any of their respective committees.

            (f) Compensation of Managers. Except as approved by the Required Interest and subject to the Management Agreement, Managers shall receive no compensation for serving in such capacity.

            (g) Reliance by Third Parties. Any Person dealing with the LLC, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the LLC with respect to any business or property of the LLC shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the LLC and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the LLC.

            5.3 Board Meetings and Actions by Written Consent.

            (a) Quorum; Voting. A majority of the total number of Managers then serving on the Board (i.e., excluding any vacancies on the Board) must be present (including pursuant to Section 5.3(h)) in order to constitute a quorum for the transaction of business of the Board, and except as otherwise provided in this Agreement, the act of a majority of the total number of Managers then serving on the Board (i.e., excluding any vacancies on the Board) at a meeting of the Board at which a quorum is present shall be the act of the Board. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the LLC immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

            (b) Place; Attendance. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            (c) Meeting In Connection With Unitholder Meeting. In connection with any meeting of Unitholders, the Managers may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Unitholders. Notice of such meeting at such time and place shall not be required.

            (d) Time, Place and Notice. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

            (e) Special Meetings. Special meetings of the Board may be called by any Manager on at least 24 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

            (f) Chairman and Vice Chairman. The Board shall designate one of the Managers to serve as Chairman and a different Manager to serve as Vice Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, the Vice Chairman shall preside over such Board meeting. If the Chairman and Vice Chairman are absent, the Managers present shall designate a member to serve as interim chairman for that meeting. Neither the Chairman nor Vice Chairman, except in their capacity as an Officer, shall have the authority or power to act for or on behalf of the LLC, to do any act that would be binding on the LLC or to make any expenditure or incur any obligation on behalf of the LLC or authorize any of the foregoing.

            (g) Board Meetings. There shall be meetings of the Board from time to time as requested by holders of the Required Interest.

            (h) Action by Unanimous Written Consent or Telephone Conference. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the Managers. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. A consent transmitted by electronic transmission by a Member shall be deemed to be written and signed for purposes of this Agreement. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            5.4 Committees; Delegation of Authority and Duties.

            (a) Committees; Generally. The Board may, from time to time, designate one or more committees. Each Investor Member that is entitled to designate at least one (1) Manager to the Board pursuant to Section 5.2(a) shall be entitled to designate at least one (1) of its designated Managers to each of the Board's material committees. Any such committee, to the extent provided in the enabling resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

            (b) Audit Committee. The Board may establish an audit committee to select the LLC's independent accountants and to review the annual audit of the LLC's financial statements conducted by such accountants.

            (c) Delegation; Generally. The Board may, from time to time, delegate to one or more Persons (including any Manager or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 5.1(b) hereof. The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Unitholder or other individual and may delegate to such Manager, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Manager, Unitholder

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or other individual. Any delegation pursuant to this Section 5.4(c) may be revoked at any time by the Board.

            (d) Third-party Reliance. Any Person dealing with the LLC, other than a Unitholder, may rely on the authority of any Officer in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

            5.5 Officers.

            (a) Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the LLC. No Officer need be a resident of the State of Delaware, a Unitholder or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to
(i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.5(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 5.4(c) and 5.5(c). Each Officer shall hold office until such Officer's successor shall be duly designated and shall qualify or until such Officer's death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the LLC shall be fixed from time to time by the Board.

            (b) Resignation. Any Officer (subject to any contract rights available to the LLC, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the LLC may be filled by the Board.

            (c) Duties of Officers; Generally. The following Officers, to the extent such Officers have been appointed by the Board, shall have the following duties:

                  (i) Chief Executive Officer. The initial chief executive officer of the LLC shall be Gerald J. Ford. Subject to the powers of the Board, the chief executive officer of the LLC shall be in the general and active charge of the entire business and affairs of the LLC, and shall be its chief policy-making Officer. The president, chief financial officer and each other senior officer of the LLC shall report directly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The LLC's chief executive officer's responsibilities will also include setting corporate strategy, overseeing the performance of the Company's chief executive officer, naming senior executives of the Company (other than the chief executive officer and chief financial officer of the Company who shall be named and approved by the full Board), and recommending to the Board compensation of such executives. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board.

                  (ii) President. The president shall, subject to the powers of the Board and the chief executive officer, be the chief administrative officer of the LLC and shall have general charge of the business, affairs and property of the LLC, and control over its Officers (other than the chief executive officer), agents and employees. The president shall see that all orders and resolutions of the Board and the chief executive officer are carried into effect. He or she shall be responsible for the employment of employees, agents and Officers (other than the chief executive officer) as may be required for the conduct of the business and the attainment of the objectives of the LLC. He or she shall have authority to suspend or to remove any employee, agent or Officer (other than the chief executive officer) of the LLC and, in the case of the suspension for cause of any such Officer, to recommend to the Board what further action should be taken. In the absence of the president, his or duties shall be performed and his or her authority may be exercised by the chief executive officer. In the absence of the president and the chief executive officer, the duties of the president shall be performed and his or her authority may be exercised by such Officer as may have been designated as the most senior officer of the LLC. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

                  (iii) Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the LLC, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer shall have the custody of the funds and securities of the LLC, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC, and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the Board. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

                  (iv) Vice President(s). The vice president(s) shall perform such duties and have such other powers as the chief executive officer, the president, the chief operating officer or the Board may from time to time prescribe, and may have such further denominations as "Executive Vice President," "Senior Vice President," "Assistant Vice President," and the like.

                  (v) Secretary.

                        (A) The secretary shall attend all meetings of the Board and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Board when required.

                        (B) The secretary shall keep all documents as may be required under the Delaware Act or this Agreement. The secretary shall perform such other duties and

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have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Board. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

                        (C) If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Board may from time to time prescribe.

                                   ARTICLE VI

                  GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

            6.1 Limitation of Liability. Except as otherwise provided by applicable law, the debts, obligations, and liabilities of the LLC, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the LLC, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the LLC solely by reason of being a Unitholder of the LLC; provided that a Unitholder shall be required to return to the LLC any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the LLC.

            6.2 Lack of Authority. No Unitholder in his, her, or its capacity as such (other than the members of the Board acting as the Board or an authorized Officer of the LLC) has the authority or power to act for or on behalf of the LLC in any manner, to do any act that would be (or could be construed as) binding on the LLC or to make any expenditures on behalf of the LLC, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

            6.3 No Right of Partition. No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any LLC property, or the right to own or use particular or individual assets of the LLC.

            6.4 Unitholders Right to Act. For situations which the approval of any Unitholders or class thereof (rather than the approval of the Board on behalf of the Unitholders) is required, the Unitholders shall act through meetings and written consents as described in Sections 3.2 and 3.3.

            6.5 Conflicts of Interest.

            (a) A Unitholder, a Manager, their respective Affiliates and each of their respective stockholders, directors, officers, controlling persons, partners and employees and each Officer and employee of the LLC at any time and from time to time, may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the LLC and its subsidiaries, with no obligation to offer to the LLC and its subsidiaries or any Investor the right to participate therein, except as any such Person may have otherwise agreed with the LLC or any of its Subsidiaries in writing. Without limiting the generality of the foregoing, each such person may (i) engage in, and shall have no duty to refrain from engaging in, separate businesses or activities from the LLC or any Subsidiary of the LLC, including businesses or activities that are the same or similar to, or compete directly or indirectly with, those of the LLC or any Subsidiary of the LLC and (ii) do business with any potential or actual customer or supplier of the LLC or any Subsidiary of the LLC.

            (b) To the fullest extent permitted by applicable law, none of the Unitholders, the Managers or any of their respective Affiliates shall have any obligation to present any business opportunity to the LLC or any Subsidiary of the LLC, even if the opportunity is one that the LLC or any Subsidiary of the LLC might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the LLC, any Subsidiary of the LLC or any Unitholder for breach of any fiduciary or other duty, as a Unitholder, Manager or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the LLC or any Subsidiary of the LLC unless, in the case of any such Manager, such business opportunity is expressly offered to such Manager in writing solely as a Manager of the LLC. Nothing in this Agreement will impede the LLC's ability to enter into contractual arrangements with any Unitholder or any Manager, which arrangements restrict such Unitholder or Manager from engaging in activities otherwise allowed by this Section 6.5.

            (c) Each Unitholder (for itself and on behalf of the LLC) hereby, to the fullest extent permitted by applicable law but subject to Sections 6.5(d):

                  (i) confirms that each Manager has no duty to the LLC or any Subsidiary of the LLC other than the limited obligation set forth in Section 6.5(b) and those imposed by applicable law;

                  (ii) confirms that each Manager has no duty to any Unitholder individually as a result of this Agreement (it being understood that this provision does not limit any duty such person may have to a Unitholder as a director, officer or employee of the Unitholder);

                  (iii) confirms that each Unitholder has no duty to any other Unitholder or to the LLC or any Subsidiary of the LLC as a result of this Agreement other than the specific covenants and agreements set forth in this Agreement;

                  (iv) acknowledges and agrees that (A) in the event of any conflict of interest between the LLC, the Company and the Unitholders, any Affiliate of the Unitholders or any Manager that may from time to time arise, each such person may act in its best interest (provided that, in the case of a conflict of interest between a Manager and the LLC, the existence of such conflict is disclosed to the Board) and (B) no such person shall be obligated (1) to reveal to the LLC or any Subsidiary of the LLC confidential information belonging to or relating to the business of such person or (2) to recommend or take any action in its capacity as such Unitholder or Manager, as the case may be, that prefers the interest of the LLC or any Subsidiary of the LLC over the interest of such person; and

                  (v) waives any claim or cause of action against any other Unitholder, any Manager and any officer, employee, agent or Affiliate of any such Unitholder or Manager that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Sections 6.5(c)(i) through (iv).

            (d) Each Unitholder agrees that the waivers, acknowledgments and agreements set forth in subsection (c) above shall not apply to any alleged claim or cause of action against a Manager, Unitholder or any Unitholder's Affiliates or any of their respective stockholders, directors, officers, controlling persons, partners or employees based upon the breach or non-performance by such person of this Agreement or other agreement to which the LLC or the Company and any such other Unitholder, any of its Affiliates or any Manager designated by such other Unitholder is a party. (e) The provisions of this Section 6.5, to the extent that they restrict the duties and liabilities of a Unitholder or Manager otherwise existing at law or in equity, are agreed by the Unitholders to replace such other duties and liabilities of such person.

            6.6 Transactions Between the LLC and the Unitholders. Notwithstanding that it may constitute a conflict of interest, the Unitholders or their Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the LLC so long as (i) such transaction is approved by a majority of the Board after full disclosure of the terms of such transaction, excluding the members of the Board designated by such Unitholder or its Affiliates (the "Conflict Parties") and (ii) if Unitholder approval is required with respect to such transaction, such transaction is approved by the holders of a majority of the Units or other interests of the LLC other than those held by the Conflict Parties.

            6.7 Approval Rights. Notwithstanding the provisions of Article V, the LLC shall not, without the prior written consent of the holders of the Required Interest:

            (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than Tax Distributions and distributions of unpaid yield or unreturned capital on the Class A Preferred Units pursuant to Sections 4.1(a)(i) and 4.1(a)(ii) this Agreement;

            (b) enter into, or permit any Subsidiary to enter into, any joint venture or similar transaction;

            (c) enter into, or permit any Subsidiary to enter into, any agreement or arrangement that materially limits or otherwise restricts the LLC or any Subsidiary from engaging or competing in any material line of business or in any material geographic area;

            (d) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, members, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person or individual owns a beneficial interest, except for normal employment arrangements and benefit programs on reasonable terms (it being understood and agreed that loans or advances to employees (other than travel advances and de minimus advances) shall not constitute normal employment arrangements or benefit programs) and except as otherwise expressly contemplated by this Agreement, the Executive Agreements and the Management Agreement;

            (e) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any equity securities of the LLC or any Subsidiary (including, without limitation, warrants, options and other rights to acquire such equity securities), other than the redemptions of Class A Preferred Units pursuant to Section 4.2 of this Agreement;

            (f) except as expressly contemplated by this Agreement, the Executive Agreements or the Management Agreement, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any class, series, shares or units of equity securities (or any securities convertible into or exchangeable for any equity securities) of the LLC or any Subsidiary or rights, warrants or options to acquire or any security convertible into any equity securities of the LLC or any Subsidiary, other than the issuance of equity securities by a Subsidiary to the LLC or another Subsidiary;

            (g) create, incur, assume, refinance or suffer to exist, or permit any Subsidiary to create, incur, assume, refinance or suffer to exist, third party Indebtedness exceeding an aggregate principal amount of $50,000,000 outstanding at any time on a consolidated basis (whether by way of authorizing, issuing or entering into any agreement providing for the issuance (contingent or otherwise) of, any notes or debt securities or entering into any contract or agreement regarding third party debt financing or otherwise), except for Indebtedness secured by receivables or financial assets (including, without limitation, Indebtedness incurred pursuant to the Warehouse Facilities, the Residual Facilities, the HFI Term Loan and the High Yield Debt); provided that entry into any agreement for the refinancing of more than $200,000,000 of such Indebtedness secured by receivables or financial assets shall require the prior written consent of the holders of the Required Interest;

            (h) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

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

            (i) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the LLC and its Subsidiaries (computed on the basis of book value, determined in accordance with United States generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

            (j) except as contemplated by this Agreement in connection with a Public Offering, voluntarily initiate a liquidation, dissolution or winding up of the LLC or any Subsidiary, or a recapitalization or reorganization of the LLC or any Subsidiary in any form of transaction (including, without limitation, any reorganization into a corporation or a partnership), or permit the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the LLC or any Subsidiary;

            (k) except as contemplated by this Agreement in connection with a Public Offering, change the corporate or organizational structure of the LLC or any Subsidiary;

            (l) acquire or dispose of, or permit any Subsidiary to acquire or dispose of, any interest in any business (whether by a purchase of assets, purchase of securities, merger or otherwise) involving aggregate consideration (including, without limitation, the assumption of liabilities) exceeding $35,000,000;

            (m) acquire, or permit any Subsidiary to acquire, portfolios of securities (including auto loan portfolios) for aggregate consideration of more than $100,000,000 in any transaction or series of related transactions;

            (n) enter into the ownership, active management or operation of any business other than the ownership of the securities of its Subsidiaries or permit any Subsidiary to enter into the ownership, active management or operation of any business other than a business in the automobile loan industry;

            (o) become subject to, or permit any Subsidiary to become subject to, any agreement or instrument that by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the LLC or any Subsidiary or (B) the LLC's right to perform the provisions of this Agreement, the Certificate, or the other Transaction Documents;

            (p) amend, alter or repeal, or permit any Subsidiary to amend, alter or repeal, by merger, consolidation, combination, reclassification or otherwise, the Certificate or the certificate of incorporation or bylaws any Subsidiary;

            (q) except as expressly contemplated by this Agreement, make any amendment to the Certificate or the LLC Agreement that would increase the number of authorized Units or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Units under this Agreement, the Certificate, or the other Transaction Documents;

            (r) terminate the employment of, appoint or hire, or enter into, amend or modify any Executive Agreement or any employment agreement or arrangement with, the chief executive officer of the LLC, other than a termination of employment and/or modification to such agreement or arrangement that does not materially change the severance or other terms of such agreement or arrangement;

            (s) make, or permit any Subsidiary to make, any election to change the classification of the LLC or any of its Subsidiary for Federal income tax purposes;

            (t) provide any waiver by, or consent of, the LLC under or pursuant to the Stockholders Agreement;

            (u) settle or compromise, or permit any Subsidiary to settle or compromise, any pending or threatened suit, action or claim of the LLC or any Subsidiary in excess of $5,000,000;

            (v) appoint or remove, or permit any Subsidiary to appoint or remove, the independent auditor of the LLC or any Subsidiary;

            (w) approve the annual budget (and significant variances from the budget) of the LLC and its Subsidiaries;

            (x) make, or permit any Subsidiary to make, any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding an amount that is $1,000,000 greater than the amount set forth in the then current annual budget approved pursuant to paragraph (w) above in the aggregate on a consolidated basis during any twelve-month period; or

            (y) make, or permit any Subsidiary to make, any material changes in the accounting policies of the LLC or any Subsidiary.

Without limiting the generality of the foregoing, prior to the Acquisition Closing, the LLC shall not permit the Purchaser to amend, modify or waive any condition under the Acquisition Agreement without the unanimous consent of the Investor Members.

            6.8 Other Covenants.

            (a) Public Disclosures. The LLC shall not, nor shall it permit any Subsidiary to, disclose any Unitholder's name or identity as an investor in the LLC in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Unitholder, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the LLC shall give written notice to such Unitholder describing in reasonable detail the proposed content of such disclosure and shall permit such Unitholder to review and comment upon the form and substance of such disclosure.

            (b) Hart-Scott-Rodino Compliance. In connection with any transaction in which the LLC is involved that is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the LLC shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with such transaction. The LLC shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of such transaction. Notwithstanding the foregoing, if any Unitholder, rather than the LLC, is required to make a filing under the HSR Act in connection with such a transaction, the LLC will provide to such Unitholder all necessary information for such filing, will facilitate such filing and will pay all fees and expenses associated with such filing.

            (c) Transfer of Restricted Securities.

                  (i) In addition to the transfer restrictions contained in
Article X of this Agreement, Restricted Securities are transferable only pursuant to (A) Public Offerings, (B) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (C) subject to the conditions specified in clause (ii) below, any other legally available means of transfer.

                  (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 6.8(c)(i)(A)), the holder thereof shall deliver written notice to the LLC describing in reasonable detail the transfer or proposed transfer, together (except in the case of a transfer described in Section 6.8(c)(i)(B)) with an opinion of counsel that (to the LLC's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the LLC an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the LLC shall promptly upon such contemplated transfer deliver to the prospective transferor new certificates for such Restricted Securities that do not bear the Securities Act legend set forth in Section 10.7(b). If the LLC is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the LLC in writing its agreement to be bound by the conditions contained in this Section 6.8(c) and Section 10.7(b).

                  (iii) Upon the request of an Investor Member, the LLC shall promptly supply to such Investor Member or its prospective transferees all information regarding the LLC required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

            6.9 Nonsolicitation. So long as a Unitholder holds any Units, such Unitholder shall not solicit, or direct any other person to solicit, any employee of the LLC or any Subsidiary of the LLC to leave the employ of the LLC or such Subsidiary; provided, however, that the following shall not be deemed to cause a breach of this restriction: (i) generalized advertisement of employment opportunities including in trade or industry publications or generalized employee searches by a headhunter/search firm (in either case not focused specifically on the employees of the LLC or any Subsidiary of the LLC), (ii) soliciting or hiring any former employee of the LLC or any Subsidiary of the LLC who has been terminated by the LLC or any Subsidiary of the LLC prior to commencement of employment discussions between such Unitholder and such former employee, or (iii) soliciting or hiring any such person who contacts a Unitholder on his or her own initiative without any direct or indirect solicitation from the Unitholder. The Unitholders acknowledge that breach of the provisions of this Section 6.9 may cause irreparable injury to the LLC for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Unitholders agree that the provisions of this Section 6.9 may be enforced by injunctive relief for specific performance.

                                  ARTICLE VII

                         EXCULPATION AND INDEMNIFICATION

            7.1 Exculpation. No Officer, other employee of the LLC or Manager shall be liable to any other Officer, other employee of the LLC, Manager, the LLC or to any Unitholder for any loss suffered by the LLC unless such loss is caused by such Person's bad faith, gross negligence or willful misconduct. The Officers, other employees of the LLC and Managers shall not be liable for errors in judgment or for any acts or omissions that do not constitute bad faith, gross negligence or willful misconduct. Any Officer, other employee of the LLC or Manager may consult with counsel and accountants in respect of LLC affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the LLC in reliance thereon.

            7.2 Right to Indemnification. Subject to the limitations and conditions as provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder, Manager, Officer or other employee of the LLC, or while a Unitholder, Manager, Officer or employee of the LLC is or was serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the LLC to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than said law permitted the LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability.

            7.3 Advance Payment. Reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the LLC in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction in a final and non-appealable judgment that he or she is not entitled to be indemnified by the LLC.

            7.4 Indemnification of Employees and Agents. The LLC, by adoption of a resolution of the Board, may indemnify and advance expenses to an agent of the LLC to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Managers, Officers or employees of the LLC but who are or were serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers, Officers and employees of the LLC under this Article VII.

            7.5 Appearance as a Witness. Notwithstanding any other provision of this Article VII, the LLC shall pay or reimburse reasonable out-of-pocket expenses incurred by a Manager, Officer or employee of the LLC in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

            7.6 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which a Manager, Officer, employee or other Person indemnified pursuant to Section 7.2 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Unitholders or disinterested Managers or otherwise.

            7.7 Insurance. The LLC shall purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, Officer, employee or agent of the LLC or is or was serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under this Article VII.

            7.8 Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the LLC shall nevertheless indemnify and hold harmless each Manager, Officer, employee or any other Person indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

            8.1 Records and Accounting. The LLC shall keep, or cause to be kept, appropriate books and records with respect to the LLC's business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to Section 8.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

            8.2 Fiscal Year. The fiscal year (the "Fiscal Year") of the LLC shall constitute the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board.

            8.3 Tax Information. The LLC shall use reasonable best efforts to deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal and state income tax returns.

            8.4 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice, or other communication received from the Board to such other Person or Persons.

            8.5 LLC Funds. The Board and Officers may not commingle the LLC's funds with the funds of any Unitholder or Managers.

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

            8.6 Information Rights.

            (a) Financial Statements and Other Information. The LLC shall deliver to each Investor Member (so long as such Investor Member holds any Units):

                  (i) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the LLC and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidated balance sheets of the LLC and its Subsidiaries as of the end of such monthly period, all prepared in accordance with United States generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

                  (ii) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the LLC and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the LLC and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with United States generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, together with a management discussion and analysis of financial conditions and results of operations in a form reasonably satisfactory to the Investor Members (an "MD&A") ;

                  (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the LLC and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the LLC and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied, together with an MD&A, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of the Required Interest, and (b) a copy of such accounting firm's annual management letter to the Board;

                  (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the LLC's operations or financial affairs given to the LLC by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (v) with reasonable promptness, such other information and financial data concerning the LLC and its Subsidiaries as any Person entitled to receive information under this Section 8.6 may reasonably request and which the LLC can provide without undue burden, including, without limitation, all securitization reporting, remittance reports and other similar reports of the LLC.

      Each of the financial statements referred to in subsections (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the LLC and its Subsidiaries taken as a whole).

            (b) Inspection of Property. The LLC shall permit any representatives designated by any Investor Member (so long as such Investor Member holds any Units), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (a) visit and inspect any of the properties of the LLC and its Subsidiaries, (b) examine the corporate and financial records of the LLC and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the LLC and its Subsidiaries; provided that the LLC shall have the right to have its chief financial officer present at any meetings with the LLC's independent accountants.

            8.7 Confidentiality. The Unitholders acknowledge that, from time to time, they may receive information from or concerning the other Unitholders, the LLC and its Subsidiaries in the nature of trade secrets or that otherwise is confidential, the release of which is reasonably expected to damage the LLC and its Subsidiaries or Persons with which it does business ("Confidential Information"). In addition to any other obligations of any Unitholder pursuant to any agreement between the LLC and such Unitholder or otherwise, each Unitholder agrees that it shall hold in strict confidence any Confidential Information that it receives and may not disclose it to any Person other than another Unitholder, a member of the Board or an Officer, except for disclosures
(i) compelled by law (but the Unitholder must notify the other Unitholders promptly of any request for that information, before disclosing it, if legal and practicable), (ii) to advisers, agents or representatives of the Unitholder or Persons to whom that Unitholder's Units may be Transferred as permitted by this Agreement, but only if the recipients have been notified of, and have agreed to be bound by, the provisions of this Section 8.7, or (iii) of information that the Unitholder also has received from a source independent of the LLC that the Unitholder reasonably believes obtained that information without breach of any obligation of confidentiality. The Unitholders acknowledge that breach of the provisions of this Section 8.7 may cause irreparable injury to the LLC for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Unitholders agree that the provisions of this Section 8.7 may be enforced by injunctive relief for specific performance. Each Unitholder also agrees to cause the Managers designated by such Unitholder to treat any Confidential Information in the same manner as required of the Unitholder in this Section 8.7.

                                   ARTICLE IX

                                      TAXES

            9.1 Tax Returns. The LLC shall prepare and file all necessary federal and state income tax returns, including making the elections described in Section 9.2. The LLC shall provide to each Unitholder within 75 days after the end of each Taxable Year, any applicable Form K-1 for such Taxable Year, and such other information as may be necessary for the preparation of each such Unitholder's federal and state income tax returns. Each Unitholder shall furnish to the LLC all pertinent information in its possession relating to LLC operations that is necessary to enable the LLC's income tax returns to be prepared and filed.

            9.2 Tax Elections. The LLC shall make any election the LLC may deem appropriate and in the best interests of the Unitholders.

            9.3 Tax Matters Partner. HGF (or, to the extent allowed under applicable law, an Affiliate so designated by HGF) shall be the "tax matters partner" of the LLC pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Tax Matters Partner shall be authorized and required to represent the LLC (at the LLC's expense) in connection with all examinations of the LLC's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend LLC funds for professional services and other expenses reasonably incurred in connection therewith. Each Unitholder agrees to cooperate with the LLC and to do or refrain from doing any or all things reasonably requested by the LLC with respect to the conduct of such proceedings. The Tax Matters Partner shall inform each other Unitholder of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Unitholder copies of all significant written communications he may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board, but this sentence does not authorize the Tax Matters Partner (or any Manager) to take any action left to the determination of an individual Unitholder under Sections 6222 through 6232 of the Code.

                                   ARTICLE X

                                TRANSFER OF UNITS

                  10.1 Transfers by Unitholders.

            (a) No Unitholder shall Transfer any interest in any Units except in compliance with this Article X.

            (b) Notwithstanding any other provision of this Agreement, prior to the first anniversary of the Acquisition Closing, no Unitholder shall Transfer, or enter into any agreement to Transfer, any interest in any Units other than to a Control Affiliate (as defined in the Acquisition Agreement) in compliance with the other provisions of this Agreement.

            (c) Each transferee of Units or other interest in the LLC shall, as a condition precedent to such Transfer, execute a counterpart to this Agreement pursuant to which such transferee shall agree to be bound by the provisions of this Agreement. Each transferee of Units or other interest in the LLC (other than a transferee in a Public Offering) shall, upon executing a counterpart to this Agreement, have all of the economic rights and privileges of the transferor, but shall not, notwithstanding anything herein to the contrary except the proviso in this

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

Section 10.1(c), be entitled to any voting rights or rights to designate members of the Board, without the prior consent of the holders of at least two-thirds (2/3) of the Common Units held by the Investor Members other than the transferor; provided that voting rights and rights to designate members of the Board shall transfer automatically to (i) a transferee of Units pursuant to the exercise of first offer rights set forth in Section 10.2 if such transferee is an existing Unitholder with existing voting rights or rights to designate members of the Board, respectively and (ii) a Permitted Transferee.

            (d) The restrictions on the Transfer of Units or other interests in the LLC set forth in this Section 10.1 shall continue with respect to each Unit or other interest in any Unit until the date on which such Unit or other interest has been transferred in a Public Sale or pursuant to a Sale of the Company that meets the conditions for Transfer set forth in this Article X.

            (e) The LLC may not recognize for any purpose any purported Transfer of all or part of a Unit until the other applicable provisions of this Article X have been satisfied and the LLC has received (other than in the case of transfers described in Sections 6.8(c)(i)(A) and (B) above) a favorable opinion of legal counsel reasonably acceptable to the Board to the effect that either
(i) the Transfer of the Unit or part thereof subject to the Transfer or admission has been registered under the Securities Act and any applicable state securities laws or (ii) the Transfer or admission is exempt from registration under those laws. The Board, however, may waive any or all of the requirements of this Section 10.1(e).

            (f) The LLC may not recognize for any purpose any purported Transfer of all or part of a Unit until the other applicable provisions of this Article X have been satisfied and the LLC has received (other than in the case of transfers described in Sections 6.8(c)(i)(A) and (B) above) a favorable opinion of legal counsel reasonably acceptable to the Board to the effect that the Transfer will not cause the LLC to be treated as a "publicly traded partnership," as defined in Code Section 7704, taxable as a corporation. The Board, however, may waive any or all of the requirements of this Section 10.1(f).

            (g) If a Unitholder Transfers its Units or other interests in the LLC to a Permitted Transferee, then for so long as such Permitted Transferee holds such Units or other interests in the LLC, such Permitted Transferee must continue to be a Permitted Transferee (as defined in this Agreement) of the initial holder of such Units or other interests in the LLC issued by the LLC. For example, if Unitholder A transfers its Units to Unitholder B as a Permitted Transferee of Unitholder A, then Unitholder B must continue to be a Permitted Transferee of Unitholder A for so long as Unitholder B owns such Units. If Unitholder B transfers its Units to Unitholder C as a Permitted Transferee of Unitholder B, then Unitholder C must continue to be a Permitted Transferee of Unitholder A for so long as Unitholder C owns such Units.

            10.2 Right of First Offer.

            (a) Prior to making any Transfer of Units or other interests in the LLC (other than a Transfer in connection with a Public Offering, a Public Sale of the type referred to in clause (i) of the definition thereof or a Sale of the Company), any Unitholder desiring to make such Transfer (the "Selling Unitholder") will give written notice (the "Offer Notice") to the LLC and the other Unitholders (the "Other Unitholders"). The Offer Notice will disclose in reasonable detail the number of Units or other interests in the LLC to be offered for sale and the terms and conditions of the proposed sale. Such Selling Unitholder will not consummate any Transfer until 45 days after the Offer Notice has been given to the Other Unitholders, unless the parties to the Transfer have been finally determined pursuant to this Section
10.2 prior to the expiration of such 45-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date".) The Offer Notice shall constitute a binding offer to sell the Units or other interests in the LLC on such terms and conditions contained therein.

            (b) The Other Unitholders may elect to purchase all (but not less than all) of the Units or other interests to be sold upon the same terms and conditions as those set forth in the Offer Notice by giving written notice of such election to such Selling Unitholder within 25 days after the Offer Notice has been given to the Other Unitholders. If more than one Unitholder elects to purchase the Units or other interests to be transferred, the Units or other interests in the LLC to be sold shall be allocated among the electing Other Unitholders pro rata according to the number of Common Units that are owned by each electing Other Unitholder on a fully diluted basis. If one or more of the Other Unitholders have elected to purchase Units or other interests in the LLC from the Selling Unitholder, the transfer of such Units or other interests shall be consummated as soon as practicable after delivery of the election notices to the Selling Unitholder, but in any event within 15 days after the Authorization Date. If one or more of the Other Unitholders do not elect to purchase all of the Units or other interests specified in the Offer Notice, the Selling Unitholder may transfer the Units or other interests specified in the Offer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Offer Notice during the 90-day period immediately following the Authorization Date. Any Units or other interests not Transferred within such 90-day period will be subject to the provisions of this Section 10.2 upon subsequent Transfer.

            (c) The restrictions of this Section 10.2 will not apply with respect to Transfers to Permitted Transferees.

            (d) Notwithstanding anything herein to the contrary, except pursuant to clause (c) above, in no event shall any Transfer of Units pursuant to this
Section 10.2 be made for any consideration other than cash payable upon consummation of such Transfer.

            (e) The restrictions set forth in this Section 10.2 shall continue with respect to each Unit or other interest in the LLC until the earlier of (i) the date on which such Units or other interests have been transferred in a Public Sale, (ii) the consummation of an Approved Sale, (iii) the consummation of a Qualified IPO, and (iv) the date on which such Units or other interests have been transferred pursuant to this Section 10.2 (other than pursuant to Section 10.2(c) and other than a transfer to a Unitholder purchasing from a Selling Unitholder pursuant to Section 10.2(b)).

            10.3 Tag-Along Rights.

            (a) At least 30 days prior to any Transfer of any Units or other interests in the LLC (other than to a Permitted Transferee) by one or more of the Unitholders (each, a "Transferring Unitholder"), such Transferring Unitholders shall deliver a written notice (the "Tag-Along Notice") to the LLC and the other Unitholders (the "Tag-Along Unitholders") specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer (which notice may be included in and given at the same time as the Offer Notice under Section 10.2(a)). The Tag-Along Unitholders may elect to participate in the contemplated Transfer by delivering written notice to each of the Transferring Unitholders within 30 days after delivery of the Tag-Along Notice. The Transferring Unitholder and such Tag-Along Unitholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of such class of Units proposed to be transferred equal to the product of (A) the quotient determined by dividing the number of units of such class of Units owned by such Person by the aggregate number of outstanding units of such class of Units owned by the Transferring Unitholder and each such Tag-Along Unitholder participating in such sale and (B) the number of such class of Units to be sold in the contemplated Transfer.

            (b) The Transferring Unitholder will use reasonable commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Unitholders in any contemplated Transfer, and the Transferring Unitholder will not transfer any of its Units to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Tag-Along Unitholders or (B) the Transferring Unitholder agree to purchase the number of such class of Units from the Tag-Along Unitholders that the Tag-Along Unitholders would have been entitled to sell pursuant to this Section 10.3(b) for the consideration per unit to be paid to the Transferring Unitholder by the prospective transferee(s).

            (c) Notwithstanding the foregoing, the participants, amounts and types of securities sold in any transfer hereunder will be adjusted to take account of the rights of any holders of Triad Holdings Inc. securities pursuant to Section 4(c) of the Stockholders Agreement of even date herewith between Triad Holdings Inc. and certain of its stockholders.

            (d) The provisions of this Section 10.3 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Qualified IPO.

            10.4 Sale of the Company.

            (a) If the Board and the holders of the Required Interest approve a Sale of the Company (an "Approved Sale"), each holder of Units shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Units shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each holder of Units shall agree to sell all of his, her or its Units or rights to acquire Units on the terms and conditions approved by the Board and the holders of the Required Interest. Each holder of Units shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the LLC.

            (b) The obligations of the holders of Units with respect to an Approved Sale are subject to the terms of Section 10.4(e) below.

            (c) If either the LLC or the holders of any class of Units enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Units will, at the request of the LLC, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the LLC. If any holder of Units appoints a purchaser representative designated by the LLC, the LLC will pay the fees of such purchaser representative, but if any holder of Units declines to appoint the purchaser representative designated by the LLC such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

            (d) Holders of Units will bear their pro rata share (based upon the Common Units held) of the costs of any sale of such Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Units and are not otherwise paid by the LLC or the acquiring party. For purposes of this Section 10.4(d), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 10.4(a) shall be deemed to be for the benefit of all holders of Units. Costs incurred by holders of Units on their own behalf will not be considered costs of the transaction hereunder. Each holder of Units transferring Units pursuant to an Approved Sale shall be obligated, severally, not jointly, to join on a pro rata basis (based on the number of Common Units to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Units) (the "LLC Indemnity Obligations"). Notwithstanding the foregoing, no holder shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees with respect to LLC Indemnity Obligations in an amount in excess of the net proceeds paid to such holder in connection with the Approved Sale.

            (e) In the event of an Approved Sale, each Unitholder shall receive in exchange for the Units held by such Unitholder the same portion of the aggregate consideration from such sale or exchange that such Unitholder would have received if such aggregate consideration had been distributed by the LLC pursuant to the terms of Section 4.1. Each holder of Units shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the LLC.

            10.5 Buy/Sell Arrangement.

            (a) Triggering Event. If (a) without the prior written consent of HGF, the Board or the Investor Members (i) cause the LLC or the Company to terminate the Management Agreement, (ii) fail to pay any amount owed to HGF under the Management Agreement in full as and when due thereunder, (iii) remove Mr. Gerald J. Ford as Chief Executive Officer of the LLC or as Executive Chairman of the Company, or (iv) eliminate or materially reduce HGF's or

Mr. Ford's responsibilities with respect to the LLC or the Company, except, with respect to each of the subparagraphs (i), (iii) and (iv) above, as a result of a termination by the LLC for Cause, and (b) such action or actions are not cured by the Board or the Investor Members within 30 days after receipt of notice thereof by the Board and the Investor Managers (after expiration of the cure period without cure, a "Triggering Event"), then HGF shall have the right to make a fully financed offer to purchase all of the Units and other interests in the LLC from Goldman, GTCR and their respective Affiliates at a price specified by HGF.

            (b) Exercise of Buy/Sell Right. Within 180 days after the occurrence of a Triggering Event, HGF may deliver a notice (a "Buy/Sell Offer Notice") to Goldman and GTCR offering to purchase all of the Units and other interests in the LLC held by Goldman, GTCR and their respective Affiliates (collectively, the "Non-HGF Investors") at price specified in the Buy/Sell Offer Notice payable in cash or immediately available funds, which offer may be subject to customary terms and conditions, but shall not be subject to any financing contingency. The Buy/Sell Offer Notice shall constitute a binding offer to sell the Units and other interests in the LLC on such terms and conditions contained therein.

            (c) Non-HGF Investors' Response and Closing. Within 90 days after receipt of the Buy/Sell Offer Notice (the "Response Period"), each of the Non-HGF Investors shall notify HGF and the other Non-HGF Investor as to whether such Non-HGF Investor either (i) accepts such offer and agrees to sell to HGF all of its Units and other interests in the LLC on the terms and conditions set forth in the Buy/Sell Offer Notice (the "HGF Buy Option") or (ii) elects to purchase the Units and other interests of the LLC held by HGF and its Affiliates at the same price per Unit and on the same other customary terms and conditions set forth in the Buy/Sell Offer Notice, and such purchase shall not be subject to any financing contingency (the "HGF Sell Option"); provided that if any Non-HGF Investor fails to respond within the Response Period, such Non-HGF Investor shall be deemed to have elected the HGF Buy Option.

                  (i) If both of the Non-HGF Investors elect the HGF Sell Option, HGF shall be required to sell its Units and other interests in the LLC to the Non-HGF Investors in the percentages, at the price and on the same other customary terms and conditions set forth in the Buy/Sell Offer Notice, and such sale and corresponding purchase by the Non-HGF Investors shall not be subject to any financing contingency. The closing of the transactions under the HGF Sell Option shall take place no later than 60 days after the expiration of the Response Period.

                  (ii) If both of the Non-HGF Investors elect the HGF Buy Option, HGF shall be required to purchase all Units and other interests in the LLC held by the Non-HGF Investors at the price and on the same other customary terms and conditions set forth in the Buy/Sell Offer Notice, and such purchase and corresponding sale by the Non-HGF Investors shall not be subject to any financing contingency. The closing of the transactions under the HGF Buy Option shall take place no later than 60 days after the expiration of the Response Period.

                  (iii) If one Non-HGF Investor elects the HGF Sell Option and the other Non-HGF Investor elects the HGF Buy Option, then the Non-HGF Investor electing the HGF Sell Option shall, within 14 days after the expiration of the Response Period, make a second election to either (A) purchase all of the Units and other interests in the LLC held by HGF and the other Non-HGF Investor at the price and on the same other customary terms and conditions set forth in the Buy/Sell Offer Notice, in which case each of HGF and the other Non-HGF Investor shall be required to sell its Units and other interests in the LLC to such Non-HGF Investor electing to purchase such Units at the price and on the same other customary terms and conditions set forth in the Buy/Sell Offer Notice, and such sale and corresponding purchase by such Non-HGF Investor shall not be subject to any financing contingency, or (B) change its election to the HGF Buy Option, in which case Section 10.5(c)(ii) shall apply. The closing of the transactions under this Section 10.5(c)(iii) shall take place no later than 74 days after the expiration of the Response Period.

            10.6 Change in Business Form. Each Unitholder hereby irrevocably delegates and cedes to the Board the sole authority and power to, in its sole discretion, (i) convert the Company into a corporation (by merger or otherwise) or another form of business entity at any time, in which event the terms and conditions contained herein (including the terms and conditions relating to the Units and Capital Accounts) shall be, as closely as possible, adopted by the new entity or (ii) notwithstanding anything else in this Agreement to the contrary, make an election to have the Company be treated as a corporation for federal income tax purposes and, if applicable, state income or franchise tax purposes, rather than as a partnership (each, a "Conversion"). Without limiting the generality of the foregoing, it is anticipated that a Conversion would occur prior to, or in connection with, an initial Public Offering. In connection with any Conversion, the Board may cause a recapitalization, reorganization, incorporation and/or exchange of the Units into securities which, to the extent possible, reflect and are consistent with the Units and Capital Accounts as in effect immediately prior to such transaction. No Unitholder shall have the right or power to veto, vote for or against, amend, modify or delay any such Conversion. Further, each Unitholder shall execute and deliver any documents and instruments and perform any additional acts that may be necessary or appropriate, as determined by the Board, to effectuate and perform any such Conversion.

            10.7 Legends.

            (a) Each certificate evidencing Units and each certificate issued in exchange for or upon the transfer of any Units (if such securities remain Units as defined herein after such transfer) shall be stamped or otherwise imprinted with legends in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF APRIL 29, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

            (b) Each certificate evidencing Restricted Securities and each certificate issued in exchange for or upon the transfer of any Restricted Securities (if such securities remain

Restricted Securities as defined herein after such transfer) shall be stamped or otherwise imprinted with legends in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON __________, 2005 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF APRIL 29, 2005 BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The legend set forth in this Section 10.7(b) shall be removed from the certificates evidencing any securities which cease to be Restricted Securities.

            10.8 Effect of Assignment.

            (a) Any Unitholder who assigns any Units or other interest in the LLC shall cease to be a Unitholder of the LLC with respect to such Units or other interest and shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest.

            (b) Any Person who acquires in any manner whatsoever any Units or other interest in the LLC, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the LLC of such Person was subject to or by which such predecessor was bound, except that the rights of the Investor Members to designate directors pursuant to Section 5.2(a) and any other rights expressly vested solely in the initial Investor Members shall not be assignable without the written consent of the holders of a majority of the Common Units held by the non-assigning Unitholders.

            10.9 Restriction on Transfer. In order to permit the LLC to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the LLC or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the LLC to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

            10.10 Transfer Fees and Expenses. The transferor and transferee of any Units or other interest in the LLC shall be jointly and severally obligated to reimburse the LLC for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

            10.11 Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the LLC in contravention of this Agreement (including, without limitation, the failure of the transferee to execute a counterpart in accordance with Section 10.1(c)) or which would cause the LLC to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the LLC or any other party. No purported assignee shall have any right to any profits, losses or distributions of the LLC.

                                   ARTICLE XI

                    WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

            11.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the LLC prior to the dissolution and winding up of the LLC pursuant to Article XII, except simultaneous with the Transfer of all of a Unitholder's Units in a Transfer permitted by this Agreement and, if such Transfer is to a person or entity that is not a Unitholder, the admission of such person or entity as a Unitholder pursuant to Section 10.1. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder's Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

                                  ARTICLE XII

                           DISSOLUTION AND LIQUIDATION

            12.1 Dissolution. The LLC shall not be dissolved by the admission of additional Unitholders or the Transfer of Units, or by the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the LLC. Subject to the rights of the Unitholders contained herein, the LLC shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

            (a) at any time by the Board with the prior written consent of holders of the Required Interest;

            (b) the entry of a decree of judicial dissolution of the LLC under
Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act; or

            (c) after the consummation of a Qualified IPO, upon the election of any Investor Member.

            Except as otherwise set forth in this Article XII, the LLC is intended to have perpetual existence.

            12.2 Liquidation and Termination. On dissolution of the LLC, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidators shall proceed diligently to wind up the affairs of the LLC, sell all or any portion of the LLC assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an LLC expense. Until final distribution, the liquidators shall continue to operate the LLC properties with all of the power and authority of the Board. The liquidators shall pay, satisfy, or discharge from LLC funds all of the debts, liabilities, and obligations of the LLC (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with Section 4.1(a). Any non-cash assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.3 and 4.4. In making such distributions, the liquidators shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time.

The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the LLC and all the LLC's property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the LLC, it has no claim against any other Unitholder for those funds.

            12.3 Cancellation of Certificate. On completion of the distribution of LLC assets as provided herein, the LLC shall be terminated (and the LLC shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the LLC. The LLC shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.3.

            12.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up.

            12.5 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from LLC assets).

            12.6 Reserves Against Distributions. The Board shall have the right to withhold from Distributions payable to any Unitholder under this Agreement amounts sufficient to pay and discharge any reasonably anticipated contingent liabilities of the LLC. Any amounts remaining after payment and discharge of any such contingent liabilities of the LLC will be paid to the Unitholders from whom the Distributions were withheld.

                                  ARTICLE XIII

                                    VALUATION

            13.1 Determination. Subject to Section 13.2, the Fair Market Value of the assets of the LLC or of a Unit will be determined by the Board (or, if pursuant to Section 12.2, the liquidators) in its good faith judgment in such manner as its deems reasonable and using all factors, information and data deemed to be pertinent.

            13.2 Fair Market Value. "Fair Market Value" of (i) a specific LLC asset will mean the amount which the LLC would receive in an all-cash sale of such asset (free and clear of all Liens and after payment of all liabilities secured only by such asset) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the LLC will mean the amount which the LLC would receive in an all-cash sale of all of its assets and businesses as a going concern (free and clear of all Liens and after payment of indebtedness for borrowed money) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the LLC other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the LLC). After a determination of the Fair Market Value of the LLC is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash distributions which would be made to the Unitholders in accordance with this Agreement in respect of such Unit if the LLC were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the LLC after payment to all of the LLC's creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the LLC and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities) and all options to acquire Units (whether or not currently exercisable) that have an exercise price below the Fair Market Value of such Units were exercised and the exercise price therefor paid. Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Unit being transferred in exchange therefor will be transferred free and clear of all Liens.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

            14.1 Amendments. This Agreement may be amended from time to time by a written instrument by the holders of the Required Interest; provided that no amendment or modification pursuant to this Section 14.1 that would adversely affect any class of Units in a manner different than other Units shall be effective against the holders of such class of Units without the prior written consent of holders of at least a majority of Units of such class so adversely affected thereby; provided further that no amendment or modification pursuant to this Section 14.1 that would affect the rights of a Unitholder or group of Unitholders specifically granted such rights by name shall be modified without that Unitholder's (or a majority of that group of Unitholders') consent; provided further that no amendment shall be made to Sections 4.6, 6.1, 6.3,
Article VII or this Section 14.1 without the consent of all of the Unitholders.

            14.2 Investor Approval. Whenever this Agreement calls for or refers to the consent or approval of any matter by an Investor Member, such consent or approval shall be deemed given by the Investor Member if each of such Investor Member's designees on the Board has, in his capacity as a Manager of the LLC, given his consent or approval with respect to such matter at a duly convened meeting of the Board or pursuant to an effective written consent of the Board, unless, with respect to any given matter, such Investor Member notifies the LLC in writing that the consent or approval at the Board level by such Investor Member's designees on the Board does not constitute the consent or approval by such Investor Member itself.

            14.3 Title to LLC Assets. LLC assets shall be deemed to be owned by the LLC as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such LLC assets or any portion thereof. Legal title to any or all LLC assets may be held in the name of the LLC or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any LLC assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the LLC in accordance with the provisions of this Agreement. All LLC assets shall be recorded as the property of the LLC on its books and records, irrespective of the name in which legal title to such LLC assets is held.

            14.4 Remedies. Each Unitholder and the LLC shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            14.5 Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

            14.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

            14.7 Opt-in to Article 8 of the Uniform Commercial Code. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

            14.8 Notice to Unitholder of Provisions. By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the transfer set forth herein), and (b) all of the provisions of the Certificate.

            14.9 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

            14.10 Consent to Jurisdiction. Each Unitholder irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail to such Unitholder's respective address set forth in the LLC's books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

            14.11 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words "or," "either," and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

            14.12 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

            14.13 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, each party to this agreement (including the LLC) hereby waives all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute between or among any of the parties hereto, whether arising in contract, tort, or otherwise, arising out of, connected with, related or incidental to this agreement, the transactions contemplated hereby and/or the relationships established among the parties hereunder.

            14.14 Addresses and Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the LLC's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the LLC shall be deemed given if received by the Board at the principal office of the LLC designated pursuant to Section 2.5.

            14.15 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the LLC or any of its Affiliates, and no creditor who makes a loan to the LLC or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the LLC in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in LLC Profits, Losses, Distributions, capital, or property other than as a secured creditor.

            14.16 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. Notwithstanding the other provisions of this Agreement, Section 18-305(a) of the Delaware Act shall not apply to the LLC and no Unitholder shall have any rights thereunder.

            14.17 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

            14.18 Offset. Whenever the LLC is to pay any sum to any Unitholder or any Affiliate or related person thereof, any amounts that such Unitholder or such Affiliate or related person owes to the LLC may be deducted from that sum before payment.

            14.19 Entire Agreement. This Agreement, those documents expressly referred to herein, the other documents of even date herewith, and the other Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            14.20 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

            14.21 Survival. Sections 4.6, 6.1, 7.1 and 7.2 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the LLC.

                                    * * * * *

            IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED OR CAUSED TO BE EXECUTED ON THEIR BEHALF THIS LIMITED LIABILITY COMPANY AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

                               TRIAD HOLDINGS, LLC

                               By: /s/ Gerald J. Ford
                                   --------------------------------------
                               Name:Gerald J. Ford
                               Its: Chief Executive Officer and Executive
                                    Chairman

                               GS CAPITAL PARTNERS 2000, L.P.

                               By: GS Advisors 2000, L.L.C.
                               Its:General Partner

                               By: /s/ Stuart A. Katz
                                   -------------------------------
                               Name:Stuart A. Katz
                               Its: Vice President

                               GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

                               By: GS Employee Funds 2000 GP, L.L.C.
                               Its:General Partner

                               By: /s/ Stuart A. Katz
                                   --------------------
                               Name:Stuart A. Katz
                               Its: Vice President

                               GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                               By: GS Advisors 2000, L.L.C.
                               Its:General Partner

                               By: /s/ Stuart A. Katz
                                   -------------------
                               Name:Stuart A. Katz
                               Its: Vice President

                               GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

                               By: GS Employee Funds 2000 GP, L.L.C.
                               Its:General Partner

                               By: /s/ Stuart A. Katz
                                   ------------------
                               Name:Stuart A. Katz
                               Its: Vice President

                               GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILGUNGS
                               KG

                               By: Goldman Sachs Management GP GmbH
                               Its:General Partner

                               By: /s/ Stuart A. Katz
                                   -------------------
                               Name:Stuart A. Katz
                               Its: Vice President

                               MTGLQ INVESTORS, L.P.

                               By: MLQ L.L.C.
                               Its:General Partner

                               By: /s/ Peter C. Aberg
                                   ------------------
                               Name:Peter C. Aberg
                               Its: Vice President

                               GTCR FUND VIII, L.P.

                               By: GTCR Partners VIII, L.P.
                               Its: General Partner

                               By: GTCR Golder Rauner II, L.L.C.
                               Its:General Partner

                               By: /s/ David A. Donnini
                                   -----------------------
                                   Name: David A. Donnini
                                   Its:  Principal

  Signature Page to Limited Liability Company Agreement of Triad Holdings, LLC

                               GTCR Fund VIII/B, L.P.

                               By: GTCR Partners VIII, L.P.
                               Its:General Partner

                               By: GTCR Golder Rauner II, L.L.C.
                               Its:General Partner

                               By: /s/ David A. Donnini
                                   -----------------------
                                   Name: David A. Donnini
                                   Its: Principal

                               GTCR CO-INVEST II, L.P.

                               By: GTCR Golder Rauner II, L.L.C.
                               Its: General Partner

                               By: /s/ David A. Donnini
                                   -----------------------
                                   Name: David A. Donnini
                                   Its: Principal

                               HUNTER'S GLEN/FORD LTD.

                               By: /s/ Gary Shultz
                                   -------------------------------
                               Name: Ford Diamond Corporation, GP
                                     of Hunter's/Glen Ford, Ltd.
                                     Gary Shultz - Vice President

  Signature Page to Limited Liability Company Agreement of Triad Holdings, LLC

                               /s/ Gerald J. Ford
                               -------------------
                               Gerald J. Ford

                               /s/ J. Randy Staff
                               -------------------
                               J. Randy Staff

                               /s/ Carl B. Webb
                               -------------------
                               Carl B. Webb

                               /s/ Donald J. Edwards
                               ---------------------
                               Donald J. Edwards

  Signature Page to Limited Liability Company Agreement of Triad Holdings, LLC